
Federated Limited Duration
Government Fund
Institutional Service Shares
                                                                             q
                                                            -------------------------------------------------------------
                                              Yield = 2{(   $17,016.04    -    $1,600.49     )+1)^6-1}=
                                                            -------------------------------------------------------------
Computation of SEC Yield                                    349,432       *(   $10.05        -            0.00000  )
As of:  March 31, 1998
                                                            SEC Yield =        5.33%
                                                                               ==============

Dividend and/or Interest
Inc for the 30 days ended      $17,016.04

Net Expenses for               $1,600.49
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends           349,432

Maximum offering price         $10.05
per share as of 3/31/98

Undistributed net income       0.00000